Mitek Delivers Record Revenue, Up 41% Year Over Year, for Fiscal 2023 First Quarter; Raises Fiscal 2023 Full Year Guidance

Company to Host Call on September 14th Following its Second Quarter Earnings Release

SAN DIEGO, CA, September 5, 2023 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity and digital fraud prevention, today reported financial results for its first quarter of fiscal 2023 ended December 31, 2022. Total revenue increased 41% year over year, reaffirming Mitek’s market-leading position.

Fiscal First Quarter 2023 Financial Highlights

•Total revenue increased 41% year over year to a record $45.7 million due in part to a large, multi-year mobile deposit contract signed and partially recognized during the quarter.
•GAAP net income was $4.7 million, or $0.10 per diluted share.
•Non-GAAP net income was $14.3 million, or $0.31 per diluted share.
•Cash flow from operations was $5.3 million.
•Total cash and investments were $107.6 million on December 31, 2022.

Mitek CEO Max Carnecchia’s Comments

“Our strong performance in the first quarter highlights the continued relevance of our industry-leading solutions in the large and growing markets we address. As new types of fraud and scams emerge and existing ones see a resurgence, like check fraud, I’m proud of Mitek’s innovation and speed in responding to these growing threats. Our Identity revenue was up 15% year over year in the first quarter despite the difficult macro environment, reinforcing our solid position as a leader in the ever-changing identity and fraud landscape. Further bolstering our financial performance, our Deposits business delivered a particularly strong quarter, up 59% year over year, largely due to the signing of a large multi-year contract that locked in favorable pricing for Mitek over four years. Due to the unique terms of this one contract, we recognized additional license revenue relating to future periods of approximately $7.0 million in the first quarter. Looking ahead, we expect to release our fiscal 2023 second quarter results on September 14th, and we will host a conference call at that time to discuss the first half performance.”

Fiscal 2023 Guidance

Mitek is raising its fiscal 2023 guidance for the year ending September 30, 2023, and now expects revenue to be in the range of $169.0 million to $171.0 million, an increase of approximately 18% year over year from the mid-point of the guidance range. In addition, Mitek now expects its non-GAAP operating margin for fiscal 2023 to be in the range of 30.0% to 31.0%.

Conference Call Information

Mitek management plans on hosting a conference call and live webcast for analysts and investors following the release of its fiscal second quarter earnings release on September 14, 2023, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the first six months results. The company will provide the conference call details in a separate press release prior to the call.

About Mitek Systems, Inc.

Mitek (NASDAQ: MITK) is a global leader in digital identity and digital fraud prevention, with technology to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. More than 7,800 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening and more. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the impact of the Company’s acquisition of HooYu Ltd. including any operational or cultural difficulties associated with the integration of the businesses of Mitek and HooYu Ltd., the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as filed with the SEC on December 13, 2021 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
mitk@mkr-group.com

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-U.S. generally accepted accounting principles (“GAAP”) financial measures for non-GAAP net income and non-GAAP net income per share that exclude acquisition-related costs and expenses, intellectual property litigation costs, executive transition costs, stock compensation expenses, restructuring costs, amortization of debt discount and issuance costs, income tax effect of pre-tax adjustments, and the cash tax difference. These financial measures are not calculated in accordance with GAAP and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors of the Company utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

MITEK SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	December 31, 2022	September 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$57,115	$32,059
Short-term investments	44,814	58,268
Accounts receivable, net	28,262	27,874
Contract assets, current portion	5,458	6,273
Prepaid expenses	2,269	2,000
Other current assets	2,773	2,622
Total current assets	140,691	129,096
Long-term investments	5,674	10,633
Property and equipment, net	3,367	3,493
Right-of-use assets	5,031	5,155
Goodwill and intangible assets	204,785	195,942
Deferred income tax assets	13,759	10,245
Convertible senior notes hedge	—	—
Contract assets, non-current portion(1)	10,741	4,218
Other non-current assets(1)	1,565	1,628
Total assets	$385,613	$360,410
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,080	$4,974
Accrued payroll and related taxes	6,379	10,393
Accrued liabilities	1,234	1,155
Accrued interest payable(1)	495	202
Deferred revenue, current portion	12,744	13,394
Lease liabilities, current portion	2,098	2,110
Acquisition-related contingent consideration	6,250	5,920
Restructuring accrual	295	901
Income tax payables(1)	5,343	194
Other current liabilities(1)	1,437	1,254
Total current liabilities	42,355	40,497
Convertible senior notes	129,814	127,970
Deferred revenue, non-current portion	1,236	1,775
Lease liabilities, non-current portion	3,893	4,106
Deferred income tax liabilities, non current portion	15,344	14,132
Other non-current liabilities	1,765	1,613
Total liabilities	194,407	190,093
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 120,000,000 shares authorized, 45,248,743 and 44,680,429 issued and outstanding, as of December 31, 2022 and September 30, 2022, respectively	45	44
Additional paid-in capital	219,596	216,493
Accumulated other comprehensive loss	(15,164)	(28,219)
Accumulated deficit	(13,271)	(18,001)
Treasury stock, at cost, no shares and 7,773 shares as of December 31, 2022 and September 30, 2022, respectively	—	—
Total stockholders’ equity	191,206	170,317
Total liabilities and stockholders’ equity	$385,613	$360,410
(1) September 30, 2022 condensed consolidated balance sheet reflects reclassifications to conform to the current year presentation.

MITEK SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended December 31,
	2022	2021
Revenue
Software and hardware	$26,376	$15,445
Services and other	19,327	17,028
Total revenue	45,703	32,473
Operating costs and expenses
Cost of revenue—software and hardware (exclusive of depreciation & amortization)	169	378
Cost of revenue—services and other (exclusive of depreciation & amortization)	4,900	4,177
Selling and marketing	9,515	8,438
Research and development	7,670	6,407
General and administrative	8,479	5,965
Amortization and acquisition-related costs	4,821	2,279
Restructuring costs	1,776	—
Total operating costs and expenses	37,330	27,644
Operating income	8,373	4,829
Interest expense	2,137	2,008
Other income, net	340	135
Income before income taxes	6,576	2,956
Income tax benefit (provision)	(1,846)	168
Net income	$4,730	$3,124
Net income per share—basic	$0.11	$0.07
Net income per share—diluted	$0.10	$0.07
Shares used in calculating net income per share—basic	44,930	44,788
Shares used in calculating net income per share—diluted	45,634	46,155

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended December 31,
	2022	2021
Net income	$4,730	$3,124
Non-GAAP adjustments:
Amortization and acquisition-related costs	4,821	2,279
Intellectual property litigation costs	253	374
Stock compensation expense	2,442	3,132
Non-recurring audit fees	740	—
Restructuring costs	1,776	—
Amortization of debt discount and issuance costs	1,844	1,715
Income tax effect of pre-tax adjustments	(2,992)	(1,875)
Cash tax difference(1)	662	1,415
Non-GAAP net income	14,276	10,164
Non-GAAP income per share—basic	$0.32	$0.23
Non-GAAP income per share—diluted	$0.31	$0.22
Shares used in calculating non-GAAP net income per share—basic	44,930	44,788
Shares used in calculating non-GAAP net income per share—diluted	45,634	46,155

(1)The Company’s non-GAAP net income is calculated using a cash tax rate of 24% and 3% in fiscal 2023 and 2022, respectively. The estimated cash tax rate is the estimated tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the three months ended December 31, 2022 and 2021 was 28% and 6%, respectively.